Exhibit 1

   Dear Fellow Shareholder:Per the enclosed press release, on January 22, 2019, Ashland announced that it reached an agreement with Cruiser Capital Master Fund LP (“Cruiser Capital”) with respect to our 2019 Annual Meeting of Stockholders scheduled for February 8, 2019. This announcement is a very favorable outcome for Ashland and our shareholders. As a result, we can return our full attention to executing on our transformation and achieving our financial and operational objectives.As part of the agreement, Cruiser Capital is withdrawing its slate of director nominees and will vote all of its shares in favor of each of Ashland’s board nominees and proposals at the 2019 Annual Meeting. Please note that Cruiser Capital will not vote any proxies it received from shareholders. If you voted on Cruiser’s White proxy card, you may vote again using the enclosed BLUE proxy card to ensure your shares are represented at the Annual Meeting.Your board of directors unanimously recommends that shareholders vote FOR all of the nominees listed in proposal 1 and FOR proposals 2 and 3. If you have not yet voted (or if you previously voted on Cruiser’s White proxy card), please vote today—by telephone, via the Internet, or by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.We want to thank our shareholders for your continued support and feedback throughout the proxy contest. We appreciate your confidence in Ashland.Sincerely,THE ASHLAND BOARD OF DIRECTORS      REMEMBER:You can vote your shares by telephone, or via the Internet.Please follow the easy instructions on the enclosed BLUE proxy card.  If you have any questions, or need assistance in voting your shares, please call our proxy solicitor,INNISFREE M&A INCORPORATED TOLL-FREE, at 1-877-456-3402.

 FORWARD-LOOKING STATEMENTSThis communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward- looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include,but may not be limited to, Ashland’s assessment on its progress towards executing its strategic plan and becoming a premier specialty chemicals company and its expectations regarding its ability to drive value creation and sales and earnings growth and realize further cost reductions.Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-materialcost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the expected divestiture of its Composites segment and the Marl BDO facility, and related merchant I&S products (including, in each case, the possibility that a transaction may not occur or that, if a transaction does occur, Ashland may not realize the anticipated benefits from such transaction), the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results ofoperations, financial condition and its ability to repay debt); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legallyrequired, Ashland undertakes no obligation to update any forward-looking statements made in this communication whether as a result of new information, future events or otherwise.IMPORTANT INFORMATIONOn January 2, 2019, Ashland filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “proxy statement”) and blue proxy card in connection with its 2019 Annual Meeting, which is available free of charge at the SEC’s website at www.sec.gov and Ashland’s website at http:// investor.ashland.com. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING ASHLAND’S PROXY STATEMENT AND ANY AMENDMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, FILED WITH OR FURNISHED TO THE SEC BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT ASHLAND.CERTAIN INFORMATION REGARDING PARTICIPANTSAshland, its directors, director nominees and certain of its officers, including William A. Wulfsohn, Brendan Cummins, William G. Dempsey, Jay V. Ihlenfeld, Susan L. Main, Jerome A. Peribere, Barry W. Perry, Craig A. Rogerson, Mark C. Rohr, Janice J. Teal, Michael J. Ward, Kathleen Wilson-Thompson, J. Kevin Willis, Peter J. Ganz and Seth A. Mrozek, will be participants in the solicitation of proxies from stockholders in respect of the 2019 Annual Meeting of Stockholders. Information regarding the ownership of the Company’s directors and executive officers in the company by security holdings or otherwise is included in Ashland’s proxy statement for the 2019 Annual Meeting of Stockholders, which was filed with the SEC on January 2, 2019. To the extent holdings of Ashland securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders may obtain free copies of the proxy statement and other relevant documents that Ashland files with the SEC on Ashland’s website at http://investor.ashland.com or from the SEC’s website at www.sec.gov.